Exhibit 1.01

Cummins Inc.
Conflict Minerals Report
For The Year Ended December 31, 2014

This Conflict Minerals Report for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule).  The Securities and Exchange Commission (SEC) adopted the Rule to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act).  The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain so called conflict minerals that are necessary to the functionality or production of their products.  “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG).  These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not the conflict minerals fund armed conflict in the Democratic Republic of the Congo or an adjoining country (the Covered Countries).

1.	Company Overview

This report has been prepared by the management of Cummins Inc. (herein referred to as “Company,” “we,” “us,” or “our”).  The information in this report includes the activities of all majority-owned subsidiaries and other entities that are required to be consolidated1.  It does not include the activities of entities that are not required to be consolidated.

Cummins Inc. is a global power leader that designs, manufactures, distributes and services diesel and natural gas engines and engine-related component products, including filtration, after-treatment, turbochargers, fuel systems, controls systems, air handling systems and electric power generation systems.  We sell our products to original equipment manufacturers (OEMs), distributors and other customers worldwide.  We serve our customers through a network of over 600 company-owned and independent distributor locations and over 7,200 dealer locations in more than 190 countries and territories.

We conducted an analysis of our products and determined that it is possible that 3TG may be found in the majority of our products.  However, we believe that the amount and value of 3TG that may be in any given product is generally de minimis compared to the size and value of the product as a whole.

 1 Excludes North American Distributor entities acquired in 2014 in accordance with Instruction (3) to Item 1.01 of Form SD.

Conflict Minerals Policy

We have adopted the following conflict minerals policy:

It is a policy of Cummins Inc.:

●
To make reasonable efforts: a) to know, and to require each Cummins Inc. supplier to disclose to Cummins, the sources of Conflict Minerals used in its products; and b) to eliminate procurement, as soon as commercially practicable, of products containing Conflict Minerals obtained from sources that fund or support inhumane treatment in the Covered Countries.

●
To require Cummins Inc. suppliers to assist the Company to comply with the disclosure requirements of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the rules of the U.S. Securities and Exchange Commission promulgated pursuant to that law, as well as any related laws and rules.

Conflict Minerals Determination

We rely on our direct suppliers to provide information on the origin of the 3TG contained in the components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers.  Based on the results of our Reasonable Country of Origin Inquiry (RCOI) and subsequent due diligence procedures, the products that we manufacture that are subject to the reporting obligations of Rule 13p-1 are “DRC conflict undeterminable,” because we have been unable to determine the origin of the 3TG they contain or to determine whether they come from recycled or scrap sources.

2.	Reasonable Country of Origin Inquiry (RCOI)

Scope of the RCOI Review

We designed our RCOI to provide a reasonable basis for us to determine whether we source 3TG from Covered Countries.  In 2014, we identified those suppliers who we knew to have supplied, or otherwise were highly likely to have supplied (e.g., electronics suppliers), components and materials containing 3TG.  Through our scoping exercise, we identified over 800 direct suppliers representing 32% of our 2014 expenditures for direct components and materials.

We conducted a survey of these suppliers using the template developed by the Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the Conflict Minerals Reporting Template (the Template).  The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain.  It includes questions regarding a direct supplier’s conflict minerals policy, engagement with its direct suppliers, origin of conflict minerals included in its products, supplier due diligence, and a listing of the smelters the direct supplier and its suppliers use.  Written instructions and recorded training illustrating the use of the tool is available on the EICC’s website.  Many companies are using the Template in their RCOI and due diligence processes related to conflict minerals.

RCOI Results

In an effort to obtain the highest practical response rate, our process included multiple rounds of communication and follow-up including mail, email, and telephone calls.  We received a response from suppliers representing the majority of in-scope direct material and components expenditures.  We reviewed the responses against criteria developed to determine which responses required further engagement with our suppliers.  These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the Template.  We worked directly with these suppliers to obtain a revised response and/or additional clarity regarding their submission.

Most of the responses we received indicated that the 3TG in the suppliers’ components and materials either 1) did not originate from a Covered Country, 2) were not necessary to the functionality of the components and materials or 3) the source country was undeterminable.  However, after reviewing the results of our RCOI, we determined that we had reason to believe that some of the 3TG necessary for the functionality or production of our products, from a small number of suppliers, may have originated in a Covered Country during 2014, all within the meaning of the Rule.  We conducted our RCOI in good faith, and we believe that such inquiry was reasonable to allow us to make our determination. Accordingly, the Company proceeded to exercise due diligence on the source and chain of custody of the 3TG.

3.	Due Diligence Process

3.1   Design of Due Diligence

We designed our due diligence measures to conform, in all material respects, with the framework in The Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for gold and for tin, tantalum, and tungsten.

3.2   Management Systems

Conflict Minerals Policy

As described above, the Company has adopted a conflict minerals policy.

Internal Team

We have developed a cross-functional team to set our conflict minerals strategy and ensure timely implementation and execution of our program.  Our Corporate Prohibited and Restricted Materials Leader, with support from our Environmental Materials Council, has primary responsibility for program execution.  Guidance on the overall strategy and implementation is provided by the Corporate Purchasing Leadership Team, the Legal Department, and the Ethics and Compliance Department.  Senior management is briefed about the results of our program on a regular basis.

Control Systems and Supplier Engagement

As a company well downstream in the supply chain, we do not have a direct relationship with 3TG smelters and refiners.  We engage with our suppliers and other major manufacturers in our industry and rely on information provided through the EICC-GeSI Conflict Minerals Reporting Template to gather information on the source and chain of custody of the conflict minerals in our products.

In 2013, we updated our Supplier Code of Business Conduct (Supplier Code) to address, among other things, conflict minerals and the requirement of our suppliers to provide information on their use of these minerals.  Our supplier contracts include a requirement that the supplier comply with the Supplier Code.  Contracts with our suppliers are frequently in force for three to five years, and we are ensuring that any new or renewed contracts incorporate the most up-to-date version of the Supplier Code.  In conjunction with that process, we are also asking our suppliers to certify that they have received the updated Supplier Code and intend to comply.  We conduct periodic audits of our suppliers to validate compliance with the Supplier Code.

Records Retention

We will retain documentation related to our conflict minerals compliance program according to our Corporate Record Retention Schedule.

Grievance Mechanism

We have longstanding grievance mechanisms whereby employees and suppliers can report potential violations of the Company’s policies, including our conflict minerals policy.  Our supplier Internet portal and Cummins website includes contact information that individuals can use to voice any concerns.

3.3   Identify and Assess Risk in the Supply Chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers.  Through our RCOI process (see section 2 above), we rely on our suppliers whose materials or components contain 3TG to provide us with information about the source of 3TG contained in those materials or components.  Our direct suppliers similarly rely upon information provided by their suppliers.  Many of our largest suppliers either are SEC registrants and subject to the Rule or are suppliers to other SEC registrants that are subject to the Rule.

3.4   Design and Implement a Strategy to Respond to Risks

In conjunction with our risk assessment process, the Company has developed, and management has approved, a risk management plan.  Through our due diligence process we attempt to determine the source and chain of custody of the necessary conflict minerals we know, or have reason to believe, originated in a Covered Country.

As a downstream company, we generally do not have a direct relationship with smelters and/or refiners.  Most of the work toward this aspect of the OECD Guidance is carried out indirectly through our suppliers or through our involvement with industry working groups/coalitions.

As a downstream company, we largely focus on the accuracy and quality of the representations our direct suppliers make regarding the source and chain of custody of their conflict minerals.  The Company evaluates its direct suppliers’ responses to RCOI and due diligence inquiries based on the risk or likelihood that they are giving an incorrect response or that a non-response may indicate the supplier is purchasing from a known conflict source and does not wish to disclose this fact.  When necessary, issues are escalated to the appropriate level internally and with the supplier.

In evaluating the responses from its suppliers, the Company screens all responses for overall risk factors associated with the veracity of the information supplied.  Suitable, measurable risk mitigation plans are developed as needed on a case-by-case basis.  To date, we have found no instances where it was necessary to terminate a contract or find a replacement supplier.

3.5   Carry Out Independent Third Party Audits of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain.  We support audits by engaging our upstream partners who are closer to the source and by supporting the processes carried out through the Conflict Minerals Reporting Template.

3.6   Report on Supply Chain Due Diligence

This conflict minerals report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at http://now.cummins.com/conflictminerals.

4.	Due Diligence Results

Through our due diligence process we found that the majority of the suppliers we believed could be sourcing from a Covered Country were unable to determine the smelter or refiner of the 3TG in their products.  A small number of suppliers were able to provide a partial list of smelters and refiners.  These suppliers informed us that they were continuing to exercise their own due diligence efforts, but felt they would be unable to provide a complete list of smelters/refiners prior to the filing deadline. We compared the partial lists provided by our suppliers to those published by organizations such as the USGS, GAO, LBMA, EICC/GESI, and/or DMCC/WGC.  Through this process we were able to identify and address gaps in data, spelling errors, and eliminate duplicate records in order to arrive at the consolidated list of smelters and refiners.

The large majority of the responses received provided data at the supplier company level or a division/segment level relative to the supplier, rather than at a level directly relating to a part number that the supplier supplies to us, or were otherwise unable to specify the smelters or refiners used for components supplied to us. We were therefore unable to determine whether any of the 3TG that these suppliers reported was contained in components supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.  However, based on the information we obtained from our suppliers, we believe that, to the best of our knowledge, the smelters and refiners listed in Annex I to this conflict minerals report may have been used to process the 3TG contained in the products we manufactured.

Efforts to Determine Mine or Location of Origin

Refer to sections 2 and 3 above for details on our RCOI and due diligence processes.  We believe that these processes are the most reasonable efforts we can make to determine the mines or locations of origin of the 3TG in our supply chain.

5.	Planned Program Improvements

We intend to continue to take the following steps to improve our conflict minerals program:

a)	As described in section 3.2 above, new or renewed supplier contracts will include updated Supplier Code of Conduct language which requires the suppliers to support our conflict minerals program.

b)	Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

c)	Continue to work with our peers, suppliers, and industry groups to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

ANNEX I

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner	Smelter Identification	Source of Smelter Identification Number
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	CID000328	Supplier
Gold	DaeryongENC	KOREA, REPUBLIC OF	CID000333	Supplier
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359	Supplier
Gold	BANGKOK ASSAY	THAILAND		Supplier
Gold	Bauer Walser AG	GERMANY	CID000141	CFSI
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF	1KOR012	Supplier
Gold	Colt Refining	UNITED STATES	CID000288	CFSI
Gold	Doduco	GERMANY	CID000362	CFSI
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Supplier
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	CFSI
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	CFSI
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	CID000778	Supplier
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	CID001058	CFSI
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562	Supplier
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754	CFSI
Gold	Suzhou Xingrui Noble	CHINA	1CHN079	Supplier
Gold	Tokuriki Tokyo Melters Assayers	Tokuriki Tokyo Melters Assayers	CID001399	EICC/GeSI
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Supplier
Gold	Toyo Smelter & Refinery	JAPAN	1JPN057	Supplier
Gold	Xstrata Canada Corporation	CANADA	1CAN064	Supplier
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	CID002100	CFSI
Gold	Yunnan Copper Industry Co Ltd	CHINA	CID000197	CFSI
Gold	Metalor Technologies SA	SWITZERLAND	CID001153	CFSI
Gold	Aida Chemical Industries Co. Ltd.	JAPAN	CID000019	Supplier
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Supplier
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Supplier
Gold	AngloGold Ashanti Córrego do Sítio Minerção Ltda	BRAZIL	CID000058	Supplier
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077	Supplier
Gold	Asahi Pretec Corporation	JAPAN	CID000082	CFSI
Gold	Asaka Riken Co Ltd	JAPAN	CID000090	Supplier
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Supplier
Gold	Aurubis AG	GERMANY	CID000113	Supplier
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Supplier

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner	Smelter Identification	Source of Smelter Identification Number
Gold	Boliden AB	SWEDEN	CID000157	Supplier
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	CFSI
Gold	Caridad	MEXICO	CID000180	Supplier
Gold	Caridad	MEXICO	CID000927	GAO
Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185	Supplier
Gold	Cendres & Métaux SA	SWITZERLAND	CID000189	Supplier
Gold	Chimet S.p.A.	ITALY	CID000233	Supplier
Gold	China National Gold Group Corporation	CHINA	CID000242	CFSI
Gold	Chugai Mining	JAPAN	CID000264	Supplier
Gold	Codelco	CHILE	CID000278	USGS
Gold	Coopersanta	BRAZIL	CID000555	USGS
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	CFSI
Gold	Dowa Mining Co. Ltd	JAPAN	CID000401	CFSI
Gold	Dowa Mining Co. Ltd	JAPAN	CID001179	USGS
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	CFSI
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA	CID000522	CFSI
Gold	Heimerle + Meule GmbH	Austria	CID000694	Supplier
Gold	Heraeus Ltd Hong Kong	HONG KONG	CID000760	EICC/GeSI
Gold	Heraeus Ltd. Hong Kong	HONG KONG	CID000707	Supplier
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Supplier
Gold	Hunan Chenzhou Mining Industry Group	CHINA	CID000767	CFSI
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801	Supplier
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Supplier
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000963	EICC/GeSI
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Supplier
Gold	Japan Mint	JAPAN	CID000823	Supplier
Gold	Jiangxi Copper Company Limited	CHINA	CID000855	Supplier
Gold	Johnson Matthey Gold and Silver Refining Inc.	UNITED STATES	CID000920	CFSI
Gold	Johnson Matthey plc	CANADA	CID000924	Supplier
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Supplier
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN	CID001891	EICC/GeSI

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner	Smelter Identification	Source of Smelter Identification Number
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Supplier
Gold	Kazzinc Ltd	KAZAKHSTAN	CID000957	Supplier
Gold	Kennecott Utah Copper Corporation	UNITED STATES	CID000969	Supplier
Gold	Kojima Chemicals Co. Ltd	JAPAN	CID001508	EICC/GeSI
Gold	Kojima Chemicals Co., Ltd	JAPAN	CID000981	Supplier
Gold	Korea Zinc Co. Ltd	KOREA, REPUBLIC OF	CID000988	Supplier
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Supplier
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Supplier
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Supplier
Gold	Luoyang Zijin Yinhui Gold Refining Co Ltd	CHINA	CID001093	CFSI
Gold	Materion	UNITED STATES	CID001113	Supplier
Gold	Matsuda Sangyo Co. Ltd	JAPAN	CID001879	EICC/GeSI
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Supplier
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CID001149	Supplier
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	CID001152	CFSI
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Supplier
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001448	EICC/GeSI
Gold	Met-Mex Peñoles, S.A. de C.V.	MEXICO	CID001161	Supplier
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Supplier
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Supplier
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Supplier
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Supplier
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID002044	USGS
Gold	Nihon Material Co. LTD	JAPAN	CID001259	Supplier
Gold	Ohio Precious Metals, LLC	UNITED STATES	CID001322	Supplier
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN	CID001325	CFSI
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326	Supplier

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner	Smelter Identification	Source of Smelter Identification Number
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328	Supplier
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA	CID001362	CFSI
Gold	Perth Mint	AUSTRALIA	CID001434	EICC/GeSI
Gold	Perth Mint	AUSTRALIA	CID002030	Supplier
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Supplier
Gold	Produits Artistiques de Métaux Précieux S.A.	SWITZERLAND	CID001352	Supplier
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Supplier
Gold	PX Précinox SA	SWITZERLAND	CID001498	Supplier
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	CID001512	Supplier
Gold	Royal Canadian Mint	CANADA	CID001458	EICC/GeSI
Gold	Royal Canadian Mint	CANADA	CID001534	Supplier
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Supplier
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Supplier
Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585	Supplier
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CID001622	Supplier
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Supplier
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Supplier
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID000313	EICC/GeSI
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	CFSI
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID000315	USGS
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	CFSI
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	CID001909	CFSI
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	CID001916	CFSI
Gold	Tokuriki Honten Co., Ltd	JAPAN	CID001938	Supplier
Gold	Tongling Nonferrous Metals Group Holdings Co.,Ltd	CHINA	CID001947	CFSI
Gold	Umicore Brasil Ltda	BRAZIL	CID001977	Supplier

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner	Smelter Identification	Source of Smelter Identification Number
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	CFSI
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001402	USGS
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980	Supplier
Gold	United Precious Metals Refining Inc.	UNITED STATES	CID001993	Supplier
Gold	unknown	PERU	CID000538	Supplier
Gold	Valcambi SA	SWITZERLAND	CID002003	Supplier
Gold	Yokohama Metal Co Ltd	JAPAN	CID002129	Supplier
Gold	Yunnan Tin Company Limited	CHINA	CID001070	USGS
Gold	Zhongyan Gold Smelter	CHINA	CID002224	CFSI
Gold	Zijin Mining Group Co. Ltd	CHINA	CID002243	Supplier
Tantalum	A&M Minerals Limited	UNITED KINGDOM		Supplier
Tantalum	H.C. Starck Group	GERMANY	CID000654	Supplier
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634	CFSI
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION	CID001769	Supplier
Tantalum	Cabot (Global Advanced Metals)	UNITED STATES	3USA005	Supplier
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	CFSI
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Supplier
Tantalum	Duoluoshan	CHINA	CID000410	Supplier
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Supplier
Tantalum	F&X	CHINA	CID000807	EICC/GeSI
Tantalum	Gannon & Scott	UNITED STATES	3USA004	USGS
Tantalum	Global Advanced Metals	UNITED STATES	CID000564	Supplier
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	CFSI
Tantalum	H.C. Starck GmbH	GERMANY	CID001188	EICC/GeSI
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	CFSI
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	Supplier

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner	Smelter Identification	Source of Smelter Identification Number
Tantalum	Japan New Metals Co Ltd	JAPAN	4JPN017	USGS
Tantalum	Jiangmen Fuxiang Electro-materials Ltd. (F&X)	CHINA	CID000460	CFSI
Tantalum	Jiangxi Tungsten Group Limited Corporation	CHINA	CID000917	Supplier
Tantalum	Jiujiang Jinxin Nonferous Metals Co., Ltd	CHINA	CID000914	EICC/GeSI
Tantalum	Kemet Blue Powder	MEXICO	CID000963	CFSI
Tantalum	King-Tan Industry Co. Ltd.	CHINA	CID000973	Supplier
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	CFSI
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA	CID001163	CFSI
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	CFSI
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	CFSI
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Supplier
Tantalum	Plansee Group	AUSTRIA	CID001368	Supplier
Tantalum	QuantumClean	UNITED STATES	CID001508	CFSI
Tantalum	RFH Tantalum Smeltery	CHINA	CID001522	Supplier
Tantalum	Taki Chemicals Co. Ltd.	JAPAN	CID001869	Supplier
Tantalum	Tantalite Resources	SOUTH AFRICA	CID001879	Supplier
Tantalum	Telex	UNITED STATES	CID001891	Supplier
Tantalum	Ulba Metallurgical Plant	KAZAKHSTAN	CID001969	CFSI
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA	CID002307	CFSI
Tantalum	Zhuzhou Cement Carbide Works	CHINA	CID002232	Supplier
Tin	China Rare Metal Materials Company	CHINA	CID000244	CFSI
Tin	5N PLUS	GERMANY		Supplier
Tin	CV Gita Pesona	INDONESIA	2IDN056	Supplier
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	CFSI
Tin	Fenix Metals	POLAND	CID000468	Supplier
Tin	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	1RUS016	USGS
Tin	Gold Bell Group	Gold Bell Group	CID001368	Supplier
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	CID000760	Supplier

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner	Smelter Identification	Source of Smelter Identification Number
Tin	Kai Unita Trade Limited Liability Company	CHINA	CID000942	Supplier
Tin	Linwu Xianggui Smelter Co	CHINA	CID001063	Supplier
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL	CID002468	CFSI
Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500	CFSI
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	CID001179	Supplier
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	CFSI
Tin	PT Bangka Tin Industry	INDONESIA	2IDN058	Supplier
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	CFSI
Tin	PT Karimun Mining	INDONESIA	CID001448	Supplier
Tin	PT Panca Mega	INDONESIA	2IDN060	Supplier
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Supplier
Tin	PT Tin investment	INDONESIA	2IDN061	Supplier
Tin	PT Timah	INDONESIA	CID001305	GAO
Tin	PT Tommy Utama	INDONESIA	2IDN057	Supplier
Tin	Rui Da Hung	TAIWAN	CID001539	Supplier
Tin	Alpha	UNITED STATES	CID000292	Supplier
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Supplier
Tin	China Tin Group Co., Ltd.	CHINA	2CHN015	GAO
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	CID000278	Supplier
Tin	Cookson	UNITED STATES	2USA001	GAO
Tin	Coopersanta	BRAZIL	CID000295	CFSI
Tin	CV JusTindo	INDONESIA	2IDN004	USGS
Tin	CV Makmur Jaya	INDONESIA	2IDN005	USGS
Tin	CV Nurjanah	INDONESIA	2IDN006	USGS
Tin	CV Prima Timah Utama	INDONESIA	2IDN007	USGS
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	Supplier
Tin	CV United Smelting	INDONESIA	CID000315	Supplier
Tin	Empresa Metalúrgica Vinto	BOLIVIA	CID000438	CFSI
Tin	Empresa Metalúrgica Vinto	BOLIVIA	CID001412	USGS
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	CID000538	Supplier
Tin	Malaysia Smelting Corp. Bhd.	MALAYSIA	CID000973	USGS
Tin	Malaysia Smelting Corp. Bhd.	MALAYSIA	CID001798	Smelter
Tin	Malaysia Smelting Corp. Bhd.	MALAYSIA	CID001105	CFSI
Tin	Metallo Chimique	BELGIUM	CID001143	Supplier
Tin	Metallo Chimique	BELGIUM	CID001421	USGS

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner	Smelter Identification	Source of Smelter Identification Number
Tin	Metallo Chimique	BELGIUM	CID001512	Supplier
Tin	Minsur	PERU	CID001428	EICC/GeSI
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Supplier
Tin	Nanshan Tin Co. Ltd.	CHINA	CID000864	Supplier
Tin	OMSA	BOLIVIA	CID001173	EICC/GeSI
Tin	OMSA	BOLIVIA	CID001182	Supplier
Tin	PT Alam Lestari Kencana	INDONESIA	2IDN023	USGS
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Supplier
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Supplier
Tin	PT Bangka Kudai Tin	INDONESIA	CID001076	USGS
Tin	PT Belitung Industri Sejahtera	INDONESIA	2IDN030	Supplier
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001522	USGS
Tin	PT Billiton Makmur Lestari	INDONESIA	2IDN031	USGS
Tin	PT Bukit Timah Tbk	INDONESIA	2IDN032	Supplier
Tin	PT DS Jaya Abadi	INDONESIA	2IDN002	USGS
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	CFSI
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Supplier
Tin	PT Fang Di MulTindo	INDONESIA	2IDN034	USGS
Tin	PT HP Metals Indonesia	INDONESIA	2IDN035	USGS
Tin	PT Koba Tin	INDONESIA	CID002036	USGS
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Supplier
Tin	PT REFINED BANGKA TIN	INDONESIA	CID001460	Supplier
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Supplier
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	CFSI
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001259	USGS
Tin	PT Sumber Jaya Indah	INDONESIA	2IDN041	USGS
Tin	PT Tambang Timah	INDONESIA	2IDN049	Supplier
Tin	PT Tambang Timah	INDONESIA	CID000654	EICC/GeSI
Tin	PT Timah (Persero), Tbk	INDONESIA	CID001482	Supplier
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Supplier
Tin	PT Yinchendo Mining Industry	INDONESIA	2IDN045	USGS
Tin	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001149	GAO
Tin	Thailand Smelting and Refining Company Ltd	THAILAND	CID001898	Supplier
Tin	White Solder Metalurgia e Mineração	BRAZIL	2BRA054	Supplier
Tin	Yunnan Chengfeng	CHINA	CID002158	CFSI

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner	Smelter Identification	Source of Smelter Identification Number
Tin	Yunnan Chengfeng Non-ferrous Metals Co. Ltd.	CHINA	2CHN047	Supplier
Tin	Yunnan Geiju Zili Metallurgy Co. Ltd.	CHINA	CID000555	CFSI
Tin	YUNNAN TIN COMPANY LIMITED	CHINA	CID001029	GAO
Tin	Yunnan Tin Company Limited	CHINA	CID001477	Supplier
Tin	Yunnan Tin Company, Ltd.	CHINA	CID002180	CFSI
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	CFSI
Tungsten	ATI Tungsten Materials	UNITED STATES	4USA001	Supplier
Tungsten	China National Non-Ferrous & Jiangxi corporation limited	CHINA	4CHN010	Supplier
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	CFSI
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	CFSI
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	CFSI
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	CFSI
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA	CID000258	CFSI
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	CFSI
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	CFSI
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA	4CHN016	USGS
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	CFSI
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	CFSI
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868	CFSI
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	USGS
Tungsten	Ganzhou Sinda W&Mo Co., Ltd.	CHINA		GAO
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	CFSI
Tungsten	GuangDong XiangLu Tungsten Co., Ltd.	CHINA	CID000218	CFSI
Tungsten	HC Starck GmbH	GERMANY	CID000683	CFSI

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner	Smelter Identification	Source of Smelter Identification Number
Tungsten	Hunan Chenzhou Mining Group Co. Ltd.	CHINA	CID000766	CFSI
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA	CID000769	CFSI
Tungsten	Japan New Metals Co Ltd	JAPAN	CID000825	CFSI
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA	4CHN009	USGS
Tungsten	Jiangxi Richsea New Material Co., Ltd.	CHINA	CID002493	CFSI
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	CFSI
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	CFSI
Tungsten	Kennametal Inc.	UNITED STATES	CID000966	Supplier
Tungsten	Kennametal Inc.	UNITED STATES	CID000105	CFSI
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889	Supplier
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM	CID002011	CFSI
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Supplier
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047	Supplier
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	CFSI
Tungsten	Xiamen Tungsten Co., Ltd	CHINA	CID002082	Supplier
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	CFSI
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	4CHN015	USGS
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	CID002236	CFSI